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Exhibit 10.109a



                                   May 9, 2003

Lanny and Karen Kusaka
c/o Donn Morey
6167 Bristol Parkway
Culver City, CA 90230

RE: KUSAKA LOAN- TERM SHEET

Dear Mr. & Mrs. Kusaka,

The following letter will confirm the terms of the loan (the "Agreement") to be made by you, Lanny and Karen Kusaka (hereinafter the "Lender"), to Vertical Computer Systems, Inc. ("Vertical"), and the warrants issued by Vertical in connection therewith. The Lender and Vertical hereby confirm the following terms:

1. The Lender shall loan Vertical $15,000 in cash and Vertical shall pay the Lender a commitment fee of $2,500 to the Lender.

2. Vertical shall issue the Lender a promissory note, dated May 9, 2003 (the "Note"), in a principal amount of $17,500, on June 9, 2003, which shall include the commitment fee of $2,500. If not paid to the Lender at maturity, Vertical shall pay an additional $250 penalty to the Lender for each day that the funds have not been paid.

3. In connection with this agreement, Vertical pledges to the Lender $17,500 from the proceeds of the first $35,000 of any distribution to Vertical from its subsidiary, NOW Solutions, LCC, in connection with the upcoming court hearing and motion by Vertical to get funds due to Vertical.

4. Vertical shall issue to the Lender 5 year warrants to purchase an aggregate of 250,000 shares of the VCSY common stock at a strike price of $0.075 with "piggy back" registration rights.

This Agreement shall be governed by the law of the State of California and subject to the jurisdiction and venue of the courts of Los Angeles, California. If the foregoing meets with the Lender's approval, please sign in the space provided below.

                                              Sincerely,


                                              ---------------------------
                                              Richard Wade, President/CEO
                                              Vertical Computer Systems, Inc.
ACCEPTED AND AGREED BY LENDER:
---------------------------
Lanny Kusaka